Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-100068 of Allstate Life Insurance Company (the "Company"), on Form S-3 of our report dated March 10, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), relating to the consolidated financial statements and financial statement schedules of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company), which are part of Registration Statements No. 333-114560, 333-114561, 333-114562, and 333-102934
of Allstate Financial Advisors Separate Account I (the "Account"), to the use of our report dated March 10, 2006 on the financial statements of the sub-accounts of the Account also appearing in the Statements of Additional Information, and to the reference to us under the heading "Experts" in Exhibit 99 of Part II of this Registration Statement.



/s/ Deloitte & Touche LLP
Chicago, Illinois
April 12, 2006

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Exhibit 23(b) Consent of Attorneys


Christopher S. Petito                                               202-986-8283


                                 April 12, 2006


Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois 60062

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 4 to the Registration Statement No. 333-100068 of Allstate Life Insurance Company on Form S-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

   Very truly yours,

   LeBoeuf, Lamb, Greene & MacRae, LLP

   /s/ Christopher S. Petito
By:---------------------------
       Christopher S. Petito